     As filed with the Securities and Exchange Commission on August 5, 1994
                                                      Registration No. 33-______

- --------------------------------------------------------------------------------

                            SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.  20549
                                   ____________________

                                         FORM S-8
                                  REGISTRATION STATEMENT

                                           Under
                               THE SECURITIES ACT OF 1933

                           NATIONAL SEMICONDUCTOR CORPORATION
                  (Exact name of registrant as specified in its charter)

        DELAWARE                                                   95-2095071
(State or other jurisdiction   2900 Semiconductor Drive         (I.R.S. Employee
of incorporation or                 P.O. Box 58090                Identification
  organization)            Santa Clara, California  95052-8090         Number)
                         (Address of principle executive offices)
           Registrant's telephone number including area code:  (408) 721-5000
                                   ____________________

                            NATIONAL SEMICONDUCTOR CORPORATION
                                    DIRECTOR STOCK PLAN
                                 (Full title of the plan)

                                   ____________________

                                  JOHN M. CLARK III, Esq.
                          Senior Vice President, General Counsel
                                       and Secretary
                            NATIONAL SEMICONDUCTOR CORPORATION
                         2900 Semiconductor Drive, P.O. Box 58090
                            Santa Clara, California  95052-8090
                                      (408) 721-5000

 (Name, address and telephone number, including area code, of agent for service)

                                         Copy to:
                                   PETER F. KERMAN, Esq.
                                     Latham & Watkins
                             505 Montgomery Street, Suite 1900
                               San Francisco, CA  94111-2586
                                      (415) 391-0600
                                   ____________________

                              Calculation of Registration Fee

- ----------------------------------------------------------------------------------------------------
                                                           Proposed
                                       Proposed             Maximum
Title of            Shares             Maximum            Aggregate         Amount of
Securities to       to be             Offering Price       Offering        Registration
be Registered      Registered         Per Share (1)        Price (1)          Fee (1)
- -------------------------------------------------------------------------------------------
Common Stock,
$0.50 par value     199,000            $17.2532           $3,433,375          $1,184
- -------------------------------------------------------------------------------------------
Preferred Stock
Purchase Rights     (2)
- -------------------------------------------------------------------------------------------

(1) Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) with respect to 14,000 shares of the Registrant's Common Stock registered hereunder, of which 7,000 shares were issued on November 30, 1992 on which date the average of the high and low prices of the Common Stock was $12.8125 per share, as reported on the New York Stock Exchange ("NYSE") Composite Transactions, and 7,000 shares were issued on October 1, 1993 on which date the average of the high and low prices of the Common Stock was $20.125 per share, as reported on the NYSE Composite Transactions, and (ii) pursuant to Rule 457(c) with respect to 185,000 shares of the Registrant's Common Stock registered hereunder on the basis of average of the high and low prices of the Common Stock on August 3, 1994 of $17.3125 per share, as reported on the NYSE Composite Transactions.

(2) Each share of Common Stock includes one Preferred Stock Purchase Right issued under the Rights Agreement, dated as of August 8, 1988, as amended, between the Registrant and The First National Bank of Boston, as Rights Agent.

PROSPECTUS

14,000 SHARES

NATIONAL SEMICONDUCTOR CORPORATION

COMMON STOCK
(par value $0.50 per share)

This Prospectus relates to the offer and sale of a maximum of 14,000 shares of Common Stock, $0.50 par value (the "Common Stock"), of National Semiconductor Corporation, a Delaware corporation (the "Company"), which may be offered hereby from time to time by any or all of the selling stockholders named herein (the "Selling Stockholders") for their own benefit. The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the New York Stock Exchange, or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholders.

The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

The Common Stock of the Company is listed on the New York Stock Exchange under the symbol NSM. On August 4, 1994, the last reported sale price of the Company's Common Stock on the New York Stock Exchange was $17.625.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF COMMON STOCK.

                              __________________


           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
       BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              __________________


              THE DATE OF THIS PROSPECTUS IS AUGUST 5,  1994.

                            AVAILABLE INFORMATION

            National Semiconductor Corporation ("National" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

            This Prospectus constitutes a part of a registration statement on Form S-8 (together with all amendments and exhibits, herein referred to as the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby.

            National will furnish without charge to each person to whom this Prospectus is delivered, on written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Investor Relations, Mail Stop 10-397, National Semiconductor Corporation, 2900 Semiconductor Drive, P.O. Box 58090, Santa Clara, California 95052-8090, telephone: (408) 721-5693.


                                 THE COMPANY

            National designs, develops, manufactures and markets a broad line of semiconductor products, including analog, digital and mixed-signal integrated circuits.

            National's principal executive offices are located at 2900 Semiconductor Drive, P.O. Box 58090, Santa Clara, California 95052-8090 and its telephone number is (408) 721-5000.


                                RISK FACTORS

            In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered by this Prospectus.

FLUCTUATIONS IN FINANCIAL RESULTS

            The Company's financial results are affected by the business cycles and seasonal trends of the semiconductor and related industries. Shifts in product mix toward, or away from, higher margin products can also have a significant impact on the Company's operating results. As a result of these, and other factors, the Company's financial results can fluctuate significantly from period to period. As an example, the Company has generated net profits in the last eleven quarters, but it experienced substantial losses in fiscal years 1989 through 1992.

THE SEMICONDUCTOR INDUSTRY; COMPETITION AND RISKS

            The semiconductor industry is characterized by rapid technological change and frequent introduction of new technology leading to more complex and powerful products. The result is a cyclical environment with short product life-cycles, price erosion and high sensitivity to the overall business cycle. In addition, substantial capital and research and development investment is required for products and processes. The Company may experience periodic fluctuations in its operating results because of industry-wide conditions.

            National competes with a number of major companies in the high-volume segment of the industry. These include several companies whose semiconductor business is only part of their overall operations, such as Motorola, Inc., Texas Instruments Incorporated, and Advanced Micro Devices, Inc. National also competes with a large number of smaller companies that target particular niche markets such as Linear Technology Corporation and Cirrus Logic, Inc. Competition is based on design and quality of the products, product performance, price and service, with the relative importance of such factors varying among products and markets.

INTERNATIONAL OPERATIONS

            National conducts a substantial portion of its operations outside the United States and its business is subject to risks associated with many factors beyond its control, such as fluctuations in foreign currency rates, instability of foreign economies and governments, and changes in U.S. and foreign laws and policies affecting trade and investment. Although the Company has not experienced any materially adverse effects with respect to its foreign operations arising from such factors, there can be no assurance that such problems will not arise in the future. In addition, although the Company seeks to hedge its exposure to currency exchange rate fluctuations, the Company's competitive position relative to non-U.S. suppliers can be affected by the exchange rate of the U.S. dollar against other currencies, particularly the Japanese yen.

TAX LITIGATION

            The Company has received Notices of Deficiency from the United States Internal Revenue Service (the "IRS") for the fiscal years ended May 31, 1976 through 1982. The Company and the IRS have reached a settlement on all disputed issues except for the issue of inter-company product transfer prices; this settlement has reduced the total of the additional taxes being sought to approximately $52 million (exclusive of interest). Trial in the matter was held in February 1993. An opinion was issued by the Tax Court in May 1994 which found that adjustments to income of $40.6 million were due, which the Company estimates, after giving effect to loss and credit carrybacks, will result in a tax deficiency of approximately $5 million plus associated interest of between $35 million and $45 million. The IRS filed a motion for reconsideration of the opinion in June 1994 seeking an additional $31 million in income adjustments, which motion was subsequently denied by the Tax Court. A final decision implementing the opinion will be entered by the Tax Court following completion of final computations and the decision will be subject to appeal by either the Company or the IRS. With respect to the IRS examination of tax returns for other fiscal years, the Company and the IRS settled in January 1994 all issues for fiscal years 1983 through 1985, including issues relating to intercompany product transfer pricing, without the payment of additional tax. This result will be impacted by certain net operating loss carryovers and credits, which will not be determined until a final decision is entered in the Tax Court litigation. The Company's tax returns for fiscal years 1986 through 1989 are still under examination by the IRS. The Company believes that adequate tax payments have been made and accruals recorded for all years and that the Tax Court opinion will not have a material adverse effect on the Company's financial position.

                            SELLING STOCKHOLDERS

            The following table sets forth the name of each Selling Stockholder, the nature of his position, office or other material relationship with the Company within the past three years, the number of shares of Common Stock owned by each Selling Shareholder prior to the offering, and the number of shares and (if one percent or more) the percentage of the class to be owned by such Selling Stockholder after the offering.


                                                                 Shares Owned
                                    Shares Owned*                After Offering
                                      Prior to      Shares     ----------------
           Name                       Offering      Offered    Number   Percent
      -------------                ------------     -------    ------   -------
Peter J. Sprague                       9,713          2,000       7,713     **
(Director, 1965 through present)

Gary P. Arnold                         2,000          2,000           0     **
(Director, 1989 through present)

Robert Beshar                        138,260          2,000     136,260     **
(Director, 1972 through present)

Modesto A. Maidique                    3,000          1,000       2,000     **
(Director, 1993 through present)

J. Tracy O'Rourke                      2,500          2,000         500     **
(Director, 1992 through present)

Charles E. Sporck                    241,594          2,000     239,594     **
(Director, 1967 through present)

Donald E. Weeden                       2,500          2,000         500     **
(Director, 1962 through present)

Harry H. Wetzel                       19,500          1,000      18,500     **
(Director, 1978 through 1993)

____________________

* As of June 26, 1994
** Amount represents less than 1%


                            PLAN OF DISTRIBUTION

            The Selling Stockholders may sell shares of Common Stock in any of the following ways: (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (A) on the New York Stock Exchange (or on such other national stock exchanges on which the shares of Common Stock may be traded from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchanges, (B) in the over-the-counter market, or (C) in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agent. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed by the Company with the Commission pursuant to Section 13 of the Exchange Act are incorporated in and made a part of this Prospectus by reference:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 29, 1994, including the portions of the Company's 1994 Annual Report to Shareholders and the Company's Proxy Statement for the 1994 Annual Meeting of Stockholders incorporated therein by reference;

            (b) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the Company's fiscal year ended May 29, 1994;

            (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed September 8, 1970; and

            (d) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed August 9, 1988.

            All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

            Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                   EXPERTS

            The consolidated financial statements and the related schedules of the Company as of May 29, 1994 and May 30, 1993 and for each of the years in the three-year period ended May 29, 1994, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick, independent certified public accountants, also incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The report covering the Company's May 29, 1994 consolidated financial statements refers to a change in accounting for certain costs in inventory.


                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Company's Second Restated Certificate of Incorporation (the "Certificate") provides that no director shall be personally liable to National or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

            Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

            Article Thirteenth of National's Certificate provides that National shall to the extent permitted by law indemnify any person for all liabilities incurred by or imposed upon him as a result of any action or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he shall be involved by reason of the fact that he is or was serving as a director, officer or employee of National, or, that, at the request of National, he is or was serving another corporation or enterprise in any capacity. Article VIII of National's By-Laws provides for indemnification of any person who was or is a party to any threatened, pending or completed action, or to any derivative proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in that capacity for another corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful.

            National has purchased and maintains at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents which have been filed with the Commission by the Company are hereby incorporated by reference in this Registration Statement:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 29, 1994, including the portions of the Company's 1994 Annual Report and the Company's Proxy Statement for the 1994 Annual Meeting of Stockholders incorporated therein by reference;

      (b) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities and Exchange Act of 1934 since May 29, 1994;

      (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed September 8, 1970; and

      (d) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed August 9, 1988.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

            Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            In connection with the filing of the Registration Statement, John M. Clark III, Esq. has rendered an opinion to the Company upon the legality of the Common Stock being registered hereunder. At the time of rendering such opinion, Mr. Clark had a substantial interest in the Company, as defined by the rules of the Securities and Exchange Commission, in that the fair market value of the 2,947 shares of Common Stock owned directly and indirectly by him, together with the 31,000 shares of Common Stock subject to options held by him, exceeded $50,000. Also, at such time Mr. Clark was connected with the Company in that he was Senior Vice President, General Counsel and Secretary of the Company.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Company's Second Restated Certificate of Incorporation (the "Certificate") provides that no director shall be personally liable to National or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

            Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

            Article Thirteenth of National's Certificate provides that National shall to the extent permitted by law indemnify any person for all liabilities incurred by or imposed upon him as a result of any action or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he shall be involved by reason of the fact that he is or was serving as a director, officer or employee of National, or, that, at the request of National, he is or was serving another corporation or enterprise in any capacity. Article VIII of National's By-Laws provides for indemnification of any person who was or is a party to any threatened, pending or completed action, or to any derivative proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in that capacity for another corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful.

            National has purchased and maintains at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            The shares of Common Stock to be resold by the Selling Stockholders named in the Prospectus prepared in accordance with Part I of Form S-3 were issued by the Registrant to the Selling

Stockholders pursuant to an exemption from registration under the Securities Act by virtue of Section 4(2) thereof. The shares were issued to the Selling Stockholders pursuant to the Registrant's Director Stock Plan, a written plan in connection with the Selling Stockholders' service as outside directors for the Company. The Selling Stockholders had access, by virtue of their positions on the Company's Board of Directors, to sufficient information to make an informed investment decision.


ITEM 8.     TABLE OF EXHIBITS

      4-A   Copy of Registrant's Restated Certificate of Incorporation (1)

      4-B   Copy of Registrant's By-laws (1)

      5     Opinion re legality

      10    National Semiconductor Corporation Director Stock Plan

      23-A  Consent of KPMG Peat Marwick

      23-B  Consent of John M. Clark III (Included in Exhibit 5)

      24    Power of Attorney
__________________

(1) Filed as an Exhibit to the Company's Registration Statement on Form S-3 (File No. 33-52775) and incorporated herein by reference.


ITEM 9.     UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on the 5th day of August, 1994.

                                    NATIONAL SEMICONDUCTOR CORPORATION

                                          By /s/ GILBERT F. AMELIO
                                             ---------------------------------
                                            Gilbert F. Amelio
                                            President, Chief Executive Officer
                                            and Director

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF AUGUST, 1994.

            SIGNATURE                         TITLE

/S/ PETER J. SPRAGUE*                   Chairman of the Board
- ---------------------------
(Peter J. Sprague)

                                        President, Chief Executive Officer
/S/ GILBERT F. AMELIO                   and Director (Principal Executive
- ---------------------------             Officer)
(Gilbert F. Amelio)

/S/ DONALD MACLEOD*                     Senior Vice President, Finance and
- ---------------------------             Chief Financial Officer (Principal
(Donald MacLeod)                        Financial Officer)

/S/ ROBERT B. MAHONEY*                  Controller (Principal Accounting
- ---------------------------             Officer)
(Robert B. Mahoney)

/S/ GARY P. ARNOLD*                     Director
- ---------------------------
(Gary P. Arnold)

/S/ ROBERT BESHAR*                      Director
- ---------------------------
(Robert Beshar)

/S/ MODESTO A. MAIDIQUE*                Director
- ---------------------------
(Modesto A. Maidique)

/S/ J. TRACY O'ROURKE*                  Director
- ---------------------------
(J. Tracy O'Rourke)

/S/ CHARLES E. SPORCK*                  Director
- ---------------------------
(Charles E. Sporck)

/S/ DONALD E. WEEDEN*                   Director
- ---------------------------
(Donald E. Weeden)

*By/s/ GILBERT F. AMELIO
- ---------------------------
      Gilbert F. Amelio
      Attorney-in-Fact

                      NATIONAL SEMICONDUCTOR CORPORATION

                                 EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION OF EXHIBIT                               PAGE NUMBER
- -------         ----------------------                               -----------


4-A         Copy of Registrant's Restated
            Certificate of Incorporation (1)

4-B         Copy of Registrant's By-laws (1)

5           Opinion re legality

10          National Semiconductor Corporation Director Stock Plan

23-A        Consent of KPMG Peat Marwick

23-B        Consent of John M. Clark III (Included in Exhibit 5)

24          Power of Attorney

__________________

(1) Filed as an Exhibit to the Company's Registration Statement on Form S-3 (File No. 33-52775) and incorporated herein by reference.